ROCKET PHARMACEUTICALS, INC.
9 CEDARBROOK DRIVE
CRANBURY, NJ 08512

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Special Meeting - Go to **www.virtualshareholdermeeting.com/RCKT2022SM**

You may attend the Special Meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D92108-S54413 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ROCKET PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR proposal 1:

		For	Against	Abstain
1.	Approval of the issuance of shares of common stock, par value $0.01 per share, of Rocket Pharmaceuticals, Inc., a Delaware corporation ("Rocket"), to security holders of Renovacor, Inc., a Delaware corporation ("Renovacor"), as contemplated by the Agreement and Plan of Merger, dated as of September 19, 2022, by and among Rocket, Zebrafish Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Rocket, Zebrafish Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Rocket, and Renovacor pursuant to Nasdaq Rule 5635(a)(2) (the "Rocket share issuance proposal").	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 2:

		For	Against	Abstain
2.	Approval of the adjournment or postponement of the Special Meeting to another time and place to solicit additional proxies, if necessary or appropriate, if there are insufficient votes to approve the Rocket share issuance proposal.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D92109-S54413

ROCKET PHARMACEUTICALS, INC.
Special Meeting of Stockholders
November 30, 2022 at 9:00 A.M., Eastern Time
This proxy is solicited by the Board of Directors

The undersigned appoints Gaurav Shah and Martin Wilson, or either of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Rocket Pharmaceuticals, Inc. ("Rocket"), to be held on November 30, 2022, at 9:00 A.M., Eastern Time, virtually via the Internet at www.virtualshareholdermeeting.com/RCKT2022SM, and at any adjournments or postponements of the Special Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of Rocket that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Special Meeting. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Special Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE PROPOSALS IN ITEMS 1 AND 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING AT THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side